EXHIBIT 5.1

Choate, Hall & Stewart LLP

2 International Place

Boston, MA 02110

August 29, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Registration Statement on Form S-8

Dear Sir or Madam:

Reference is made to the above-captioned Registration Statement on Form S-8 (the “Registration Statement”) filed by L-1 Identity Solutions, Inc. (the “Company”) on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 relating to 5,884,991 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) issuable pursuant to the 2006 Employee Stock Purchase Plan (the “ESPP”), the 2005 Long-Term Incentive Plan (the “LTIP”), as well as the Identix Incorporated 2002 Equity Incentive Plan, the Identix Incorporated New Employee Stock Incentive Plan, the Identix Incorporated Non-Employee Directors Stock Option Plan, the Identix Incorporated Equity Incentive Plan, the Visionics Corporation 1990 Stock Option Plan, the Visionics Corporation 1998 Stock Option Plan and the Visionics Corporation Stock Incentive Plan (the “Identix Plans”).

We are counsel to the Company and have examined original or certified copies of the Company’s Restated Articles of Organization, as amended, the Company’s Amended and Restated Bylaws, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter. We have relied, without independent investigation, upon a certificate of an officer of the Company with respect to certain factual matters relevant to this opinion letter.

Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the ESPP, the LTIP and the Identix Plans will be, upon receipt of the consideration for which the Board of Directors of the Company has authorized the issuance of such Shares thereunder, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ CHOATE, HALL & STEWART LLP

CHOATE, HALL & STEWART LLP